CONSENT OF REUVENI, HARTUV, TEPPER & CO.


CONSENT ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 7, 2005 relating to the December 31, 2003 and 2004 consolidated financial statements of Activepoint Inc. and Subsidiary, which appears in such Registration Statement.
We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/_REUVENI, HARTUV, TEPPER P.C.
Reuveni, Hartuv, Tepper & Co.


Tel Aviv, Israel
May 10, 2005